EXHIBIT 5.13

February 23, 2009

VIA EDGAR

United States Securities and Exchange Commission

Re:	Great Basin Gold Ltd. (the “Registrant”)
Registration Statement on Form F-10
Consent of Expert

This letter is provided in connection with the Registrant’s Form F-10 registration statement originally dated February 23, 2009, and any amendments thereto and any registration statements filed pursuant to Rule 429 of the United States Securities Act of 1933, as amended (the “Registration Statement”).

I hereby consent to the use of my name in connection with reference to my involvement in the preparation of the following technical reports (the “Technical Reports”):

•                  Technical Report on the Resource Estimate for the Hollister Development Block Gold Project” Elko County, Nevada, dated July 6, 2007;

•                  Technical Report on the Resource Update for the Hollister Development Block Gold Project, Elko County, Nevada, dated February 2009; and

•                  Technical Report on the Update of the June 2007 Feasibility Study for the Burnstone Gold Project, Mpumalanga Province of The Republic of South Africa, dated February 2009.

and to references to the Technical Reports, or portions thereof, in the Registration Statement and to the inclusion and incorporation by reference of the information derived from the Technical Reports in the Registration Statement.

Yours truly,

/s/ Johan Oelofse
Johan Oelofse, Pr. Eng., FSAIMM